As filed with the Securities and Exchange Commission on November 22, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Shift Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5500	82-5325852
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

290 Division Street, Suite 400
San Francisco, California 94103-4234
(855) 575-6739
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Lawrence
Shift Technologies, Inc.
290 Division Street, Suite 400
San Francisco, California 94103-4234
(855) 575-6739
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Martin C. Glass
Jenner & Block LLP
919 Third Avenue
New York, NY 10022-3908
(212) 891-1672

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A common stock, par value $0.0001 per share	17,622,520	(3)	$5.30	$93,399,356	(2)	$8,658.12
Total	17,622,520		-	$93,399,356		$8,658.12

(1)	In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares of Class A common stock registered hereby shall be automatically increased to cover the additional shares of Class A common stock in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of shares of common stock as of November 19, 2021 as quoted on The Nasdaq Capital Market.

(3)	Represents a good faith estimate of the shares of Class A common stock issuable upon conversion or redemption of outstanding 4.75% Convertible Senior Notes due 2026 offered by the Selling Stockholders (inclusive of principal and/or interest thereon the “Notes”), which were acquired by the Selling Stockholders in a private offering, with such amount equal to the maximum number of shares issuable upon conversion of such Notes, assuming for purposes hereof that (x) such Notes are convertible at $5.30, the proposed maximum offering price per share, and (y) without taking into account the limitations on conversion or redemption of such Notes (a provided for therein).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and is subject to change. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 22, 2021

PRELIMINARY PROSPECTUS

Up to 17,622,520 Shares of Class A Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders, identified in this prospectus, and any of their respective permitted assignees, (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) of up to 17,622,520 shares of the Class A common stock, par value $0.0001 (the “Class A common stock”) of Shift Technologies, Inc. (the “Company”). These shares are issuable upon conversion or redemption of the Company’s 4.75% Convertible Senior Notes due 2026 (the “Notes”). We are not selling any shares covered by this prospectus and will not receive any proceeds from the sale of shares of Class A common stock by the Selling Stockholders pursuant to this prospectus.

We are registering the offer and sale of the shares covered by this prospectus to satisfy certain registration rights we have granted to the Selling Stockholders. The Selling Stockholders or their respective permitted assignees may offer all or part of the shares covered by this prospectus for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Selling Stockholders or their respective permitted assignees may sell shares through ordinary brokerage transactions or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of shares offered hereunder, the Selling Stockholders and any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “SFT.” On November 19, 2021, the last reported sale price of our Class A common stock was $5.13 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements.

You should read this prospectus and any amendment carefully before you invest in our securities.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus as well as those contained in our most recent Annual Report on Form 10-K and our most recently filed Quarterly Reports on Form 10-Q incorporated by reference into this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2021.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the shares of Class A common stock described in this prospectus in one or more offerings. You should read all information contained in this prospectus and the documents incorporated by reference in this prospectus, together with additional information described under “Where You Can Find Additional Information; Incorporation by Reference” in making your investment decision.

You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example a subsequently filed document in this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference in this prospectus. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. If anyone provides you with additional, different, or inconsistent information, you should not rely on it.

Offers to sell, and solicitations of offers to buy, our Class A common stock are being made only in jurisdictions where offers and sales are permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus applicable to that jurisdiction.

The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, operating results, and prospects may have changed since such date. This prospectus does not constitute an offer, or an invitation on our behalf, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”

Unless otherwise indicated, any reference to Shift, or as “we”, “us”, or “our” refers to Shift Technologies, Inc. and its consolidated subsidiaries (“Shift” or the “Company”). When we refer to “you,” we mean the potential holders of shares of our Class A common stock.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this prospectus, the documents incorporated by reference and the information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” of this prospectus and the financial statements and other documents incorporated by reference, before making an investment decision. See also the section entitled “Where You Can Find More Information; Incorporation by Reference.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

The Company is a leading end-to-end ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. The Company’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. The Company provides comprehensive, technology-driven solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. Each of these steps is powered by the Company’s software solutions, mobile transactions platform, and scalable logistics, combined with our centralized inspection, reconditioning & storage centers, called hubs.

Risk Factors

There are a number of risks related to our business and our securities that you should consider before making an investment decision. You should carefully consider all the information presented in the section entitled “Risk Factors” beginning on page 4 of this prospectus and the other information contained in this prospectus.

Background

Insurance Acquisition Corp. (“IAC”) was formed in March 2018 as a special purpose acquisition company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, with one or more businesses or assets (the “initial business combination”). Shift was launched in 2014 and is an auto ecommerce platform that enables customers to buy, sell and test drive cars and purchase ancillary products and services. On October 13, 2020, IAC acquired Shift (which we refer to as “the Merger”) and changed its name to Shift Technologies, Inc. in connection with the Merger. Prior to the Merger, IAC’s common stock, units and warrants traded on The Nasdaq Capital Market under the symbols “INSU,” “INSUU” and “INSUW,” respectively. Pursuant to the Merger, the Company continued the listing of its common stock and warrants on The Nasdaq Capital Market under the symbols “SFT” and “SFTTW,” respectively, effective October 15, 2020. Since January 2021, the Company does not have any publicly registered warrants issued and outstanding.

Presentation of Financial Operating Data

The Merger is accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, IAC, who was the legal acquirer in the Merger, is treated as the “acquired” company for financial reporting purposes and Shift is treated as the accounting acquirer. This determination was primarily based on Shift having a majority of the voting power of the Company, Shift’s senior management comprising substantially all of the senior management of the Company, the relative size of Shift compared to IAC, and Shift’s operations comprising the ongoing operations of the Company. Accordingly, for accounting purposes, the Merger is treated as the equivalent of a capital transaction in which Shift is issuing stock for the net assets of IAC. The net assets of IAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are those of Shift.

Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Corporate Information

The mailing address of the Company’s principal executive office is 290 Division Street, Suite 400, San Francisco, CA 94103 and the telephone number is (855) 575-6739. Our website address is www.shift.com. The information found on the website is not part of, and is not incorporated into, this prospectus.

Convertible Note Offering

This prospectus relates to the offer and sale from time to time by the Selling Stockholders of up to 17,622,520 shares of Class A common stock issuable upon conversion or redemption of the Notes or pursuant to any other term of the Notes. On May 24, 2021, we entered into the purchase agreement by and among the Company and J.P. Morgan Securities LLC and Goldman & Sachs Co. LLC, as representatives of the several initial purchasers named therein which provided for the purchase of the Notes in the aggregate principal amount of $150,000,000 pursuant to Section 4(a)(2) of the Securities Act.

The Notes are our senior unsecured obligations and rank equally in right of payment with our future senior unsecured indebtedness, senior in right of payment to our future indebtedness that is expressly subordinated to the notes and effectively subordinated to our future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The Notes accrue interest payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2021, at a rate of 4.75% per year. The Notes will mature on May 15, 2026 (the “Maturity Date”), unless earlier converted, redeemed or repurchased by us.

The Notes are convertible into shares of our Class A common stock at an initial conversion rate of 118.6556 shares of our Class A common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $8.43 per share of our Class A common stock). The initial conversion price represents a premium of approximately 27.50% over the reported sale price of our Class A common stock on May 24, 2021, which was $6.61 per share. The conversion rate will be subject to adjustment upon the occurrence of certain events prior to the maturity date. We will increase the conversion rate for a noteholder who elects to convert its notes in connection with certain corporate events or our delivery of a notice of redemption, as the case may be, in certain circumstances as provided in the terms of the indenture governing the Notes. We are registering 17,622,520 shares of our Class A common stock, with such amount equal to the maximum number of shares issuable upon conversion of the Notes being registered by the Selling Stockholders by the registration statement of which this prospectus forms a part at the maximum conversion rate of 151.2859 shares of our Class A common stock per $1,000 principal amount of Notes, without taking into account the limitations on the conversion of such Notes.

Before November 15, 2025, the Notes will be convertible at the option of the noteholder only if specific conditions are met. Thereafter until the close of business on the second scheduled trading day immediately before the Maturity Date, the Notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the Notes will be settled in cash, shares of our Class A common stock or a combination thereof, at our election.

The Notes will be redeemable, in whole or in part (subject to the partial redemption limitation (as described in the Indenture)), at our option at any time, and from time to time, on or after May 20, 2024 and on or before the 40th scheduled trading day immediately before the Maturity Date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (i) the last reported sale price per share of our Class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice; and (ii) a registration statement covering the resale of the shares of our Class A common stock, if any, issuable upon conversion of the Notes in connection with such optional redemption is effective and available for use and is expected, as of the date the redemption notice is sent, to remain effective and available during the period from, and including the date the redemption notice is sent to, and including, the business day immediately before the related redemption date, unless we elect cash settlement in respect of the conversions in connection with such optional redemption.

In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption. If we elect to redeem less than all of the outstanding Notes, at least $50.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the date we send the related redemption notice.

We granted the Selling Stockholders certain registration rights requiring us to register, under the Securities Act, the resale of the shares of Class A common stock issuable upon conversion of the Notes. This prospectus is to register the offer and sale by the Selling Stockholders of the shares of Class A common stock issuable upon conversion of the Notes. There are no contractual transfer restrictions or lock-up arrangements on the shares of Class A common stock issuable upon conversion or redemption of the Notes. The foregoing description is qualified in its entirety by the terms of the applicable agreements, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information; Incorporation by Reference.”

THE OFFERING

Shares of Class A Common Stock Offered by the Selling Stockholders	Up to 17,622,520 shares of our Class A common stock are issuable upon conversion or redemption of the Notes.
Shares of Class A Common Stock Outstanding Prior to the Offering	81,307,550 shares.
Shares of Class A Common Stock Outstanding After the Offering	98,930,070 shares if 17,622,520 shares of Class A common stock issuable upon conversion or redemption of the Notes are issued.
Offering Prices	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Stockholders may determine. See “Plan of Distribution” on page 10.
Registration rights granted to the selling stockholder	We are registering the offer and sale of securities covered by this prospectus to satisfy certain registration rights we have granted to the Selling Stockholders. See “Description of Securities - Registration Rights” on page 12.
Use of Proceeds	We will not receive any proceeds from the sale of shares by the Selling Stockholders. See “Use of Proceeds” on page 7.
Symbol for Trading on The Nasdaq Capital Market	Our common stock is quoted under the symbol “SFT.”
Risk Factors	Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 4.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation by Reference.” Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management, are forward-looking statements. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are based on information available to our management as of the date of this prospectus and our management’s good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, in particular the substantial risks and uncertainties related to the ongoing COVID-19 pandemic. Important factors that could cause such differences include, but are not limited to:

●	general business and economic conditions and risks related to the larger automotive ecosystem;

●	competition, and the ability of the Company to grow and manage growth profitably;

●	our history of losses and ability to achieve or maintain profitability in the future;

●	our ability to sustain our current rate of growth;

●	our ability to establish our software as a platform to be used by automotive dealers;

●	risks relating to our inspection and reconditioning hubs;

●	impacts of COVID-19 and other pandemics;

●	our reliance on third-party carriers for transportation:

●	our current geographic concentration where we provide reconditioning services and store inventory;

●	cyber-attacks or other privacy or data security incidents;

●	the impact of copycat websites;

●	failure to adequately protect our intellectual property, technology and confidential information;

●	our reliance on third-party service providers to provide financing;

●	the impact of federal and state laws related to financial services on our third-party service providers;

●	the impact of federal, state and local laws on our ability to obtain and maintain necessary dealer and financing licenses in the states in which we do business;

●	our ability to timely secure and maintain cost effective real estate locations in connection with the expansion of our business;

●	risks that impact the quality of our customer experience, our reputation, or our brand;

●	changes and ambiguity in the prices of new and used vehicles;

●	our ability to correctly appraise and price vehicles;

●	access to desirable vehicle inventory;

●	our ability to expeditiously sell inventory;

●	our ability to expand product offerings;

●	changes in applicable laws and regulations and our ability to comply with applicable laws and regulations;

●	access to additional debt and equity capital;

●	changes in technology and consumer acceptance of such changes;

●	our reliance on internet search engines, vehicle listing sites and social networking sites to help drive traffic to our website;

●	any restrictions on the sending of emails or messages or an inability to timely deliver such communications;

●	seasonal and other fluctuations in our quarterly results of operations;

●	competition in the markets in which we operate;

●	changes in the auto industry and conditions affecting automotive manufacturers;

●	natural disasters, adverse weather events and other catastrophic events;

●	our dependence on key personnel;

●	our ability to rapidly hire and retain qualified personnel necessary to grow our business as anticipated;

●	increases in labor costs;

●	our reliance on third-party technology and information systems;

●	our use of open-source software;

●	claims asserting that our employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers;

●	significant disruptions in service on our platform;

●	impairment charges;

●	changes in LIBOR;

●	volatility in the price of our common stock;

●	issuances of our common stock and future sales of our common stock;

●	our ability to establish and maintain effective internal control over financial reporting; and

●	other economic, business and/or competitive factors, risks and uncertainties, including those described in the section entitled “Risk Factors” beginning on page 4.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required under applicable securities law.

We qualify all of the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

USE OF PROCEEDS

All of the shares of Class A common stock covered by this prospectus will be sold by the Selling Stockholders. We will not receive any of the proceeds from these sales. We cannot advise you as to whether the Selling Stockholders will convert the Notes or will otherwise receive any shares of Class A common stock upon conversion or redemption of the Notes and, to the extent they do, whether or when they will in fact sell any or all of such securities.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Stockholders of up to 17,622,520 shares of our Class A common stock issuable upon conversion or redemption of the Notes or pursuant to any other term of the Notes. For additional information regarding the issuance of those Notes, see “Prospectus Summary – Convertible Note Offering.”

The Selling Stockholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. There are no contractual transfer restrictions or lockup arrangements on the common shares issuable under the Notes. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interest in the Notes and the securities issuable thereunder after the date of this prospectus.

The shares of Class A common stock being registered for resale pursuant to this prospectus were issued, or became issuable, in connection with the respective transactions by the Selling Stockholders to offer and sell of up to 17,622,520 shares of our Class A common stock issuable upon conversion or redemption of the Notes or pursuant to any other term of the Notes. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the registration rights agreement we entered into in connection with our issuance of the Notes and in part pursuant to the terms of the indenture governing the Notes.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Class A common stock beneficially owned, the aggregate number of shares of Class A common stock that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Class A common stock beneficially owned by the Selling Stockholders after the sale of the shares of Class A common stock hereby. We have based percentage ownership on 81,307,550 shares of Class A common stock outstanding as of November 22, 2021. The number and percentage of outstanding shares of Class A Common Stock beneficially owned after the offering listed in the table below is calculated on a fully diluted basis and assumes, in the case of the Notes, the conversion of all of the Notes into Class A common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Except as otherwise described below, based on the information provided to us by the Selling Stockholders, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.

We cannot advise you as to whether the Selling Stockholders will convert the Notes or will otherwise receive any shares of Class A common stock upon conversion or redemption of the Notes and, to the extent they do, whether or when they will in fact sell any or all of such securities. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law. Because the Selling Stockholders may not sell or otherwise dispose of some or all of the securities covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the securities, we cannot estimate the number of securities that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that all of the common shares that are covered by this prospectus will be sold by the Selling Stockholders.

The following tables set forth, as of the date of this prospectus, the name of the Selling Stockholders for whom we are registering shares, and the number of such shares that such Selling Stockholders may offer pursuant to this prospectus.

Based on information provided to us in writing by the Selling Stockholders specifically for use herein and as of the date the same was provided to us, assuming that the Selling Stockholders sell all the shares of our Class A common stock, as applicable, beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the Selling Stockholders will not own any shares other than those appearing in the columns entitled “Shares of Class A common stock Beneficially Owned After Offering”. A Selling Stockholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Selling Stockholders

Selling Stockholders	Shares of Class A Common Stock Beneficially Owned Prior to this Offering	Maximum Shares of Class A Common Stock to be Sold in this Offering	Shares of Class A Common Stock Beneficially Owned After this Offering	%
Aggregate Fund LLC(1)	41,603	41,603	-	0%
Aristeia Master, L.P.(2)	383,963	383,963	-	0%
ASIG International Ltd.(2)	28,441	28,441	-	0%
Bank of America Pension Plan(1)	503,025	503,025	-	0%
Blackwell Partners LLC – Series A(3)	641,835	333,282	308,553	*
BNP Paribas Prime Brokerage, Inc.(4)	1,025,264	1,025,264	-	0%
Camden Credit Fund LLC(1)	68,078	68,078	-	0%
Camden Enhanced Long Government Credit Fund LLC(1)	113,464	113,464	-	0%
Camden Long US Corporate Fund LLC(1)	98,335	98,335	-	0%
Camden Bonds Plus Fund, LLC(1)	238,275	238,275	-	0%
Citigroup Global Markets Inc. (4)	264,750	264,750	-	0%
Corbin Hedged Equity Fund, L.P. (3)	102,569	66,263	36,306	*
D. E. Shaw Valance Portfolios, L.L.C.(5)	1,512,923	1,512,859	64	*
DS Liquid Div RVA ARST, LLC(2)	14,977	14,977	-	0%
Equity Overlay Fund, LLC(1)	136,157	136,157	-	0%
Fidelity Convertible Securities Investment Trust By its manager Fidelity Investments Canada ULC(6)	264,750	264,750	-	0%
Fidelity Salem Street Trust: Fidelity Strategic Dividend & Income Fund(6)	181,543	181,543	-	0%
Fidelity Financial Trust: Fidelity Convertible Securities Fund(6)	493,192	493,192	-	0%
Gamma 1, LLC(1)	41,603	41,603	-	0%
Goldman Sachs & Co. LLC(4)	681,240	681,240	-	0%
John Deere Pension Trust(1)	79,425	79,425	-	0%
Long Duration Fund LLC(1)	117,246	117,246	-	0%
Merrill Lynch Professional Clearing Corp.(4)	264,901	264,901	-	0%
Morgan Stanley & Co. LLC(4)	756,429	756,429
Nantahala Capital Partners II Limited Partnership(3)	415,955	331,921	84,034	*
Nantahala Capital Partners SI, LP(3)	3,672,160	2,095,309	1,576,851	1.9%
NCP CB LP(3)	1,075,332	563,842	511,490	*
Pandora Select Partners, LP(7)	121,028	121,028	-	0%
Pinehurst Partners, L.P. (3)	108,770	15,431	93,339	*
Scotia Capital (USA) Inc. (4)	378,214	378,214	-	0%
SILVER CREEK CS SAV, L.L.C. (3)	127,378	73,524	53,854	*
State Street Bank and Trust Company(4)	1,999,848	1,999,848	-	0%
The J. Paul Getty Trust(1)	26,475	26,475	-	0%
Transamerica Life Insurance Company(1)	1,282,148	1,282,148	-	0%
Wells Fargo Bank, N.A.(4)	605,143	605,143	-	0%
Whitebox GT Fund, LP(7)	121,028	121,028	-	0%
Whitebox Multi-Strategy Partners, LP(7)	895,612	895,612	-	0%
Whitebox Relative Value Partners, LP(7)	1,282,904	1,282,904	-	0%
Windermere Ireland Fund PLC(2)	26,475	26,475	-	0%
Yield Strategies Fund II, Ltd.(1)	94,553	94,553	-	0%
Total Shares	20,287,011	17,622,520	2,664,491

*	Less than 1%

(1)	Camden Asset Management L.P. has the voting and dispositive power of the shares of Class A common stock held by this selling stockholder. John Wagner is the portfolio manager of this selling stockholder.

(2)	Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager, trading manager, and/or general partner, as the case may be, of Aristeia Master, L.P., ASIG International Limited, Windermere Ireland Fund PLC and DS Liquid Div RVA ARST, LLC (each a “Fund” and collectively, the “Funds”), which are the holders of such securities. As investment manager, trading advisor and/or general partner of each Fund, Aristeia has voting and investment control with respect to the securities held by each Fund. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Funds.

(3)	Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. In addition to the securities managed by Nantahala Capital Management, LLC on behalf of the Selling Stockholders on this registration statement, Nantahala Capital Management, LLC may be deemed the beneficial owner of 593,487 shares of Class A common stock of the issuer on behalf of other funds and separate accounts under its management. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder.

(4)	Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager of the Selling Stockholder. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares held by the undersigned.

(5)

As of November 16, 2021, D. E. Shaw Valence Portfolios, L.L.C. holds (i) 4.75% convertible senior notes due May 15, 2026 in an aggregate principal amount of $10,000,000, convertible to the maximum of 1,512,859 shares of the Company’s common stock issuable upon conversion and (ii) 64 shares of the Company’s common stock (collectively, the “Subject Shares”). D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares directly owned by it.

D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares.

David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares.

(6)

These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co:”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(7)	Whitebox General Partner, LLC is deemed to have power to vote or dispose of the reported securities held by the Selling Stockholder.

Relationship with Selling Stockholders

See “Relationships and Related Party Transactions” in our Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders, incorporated by reference into this prospectus, for a description of certain material relationships between us and the Selling Stockholders.

PLAN OF DISTRIBUTION

We are registering the shares of Class A common stock issuable upon conversion of the Notes to permit the resale of these shares of Class A common stock by the holders of the Notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Class A common stock. We will bear all fees and expenses incident to our obligation to register the shares of Class A common stock.

The Selling Stockholders may sell all or a portion of the shares of Class A common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Class A common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of Class A common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of Class A common stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of Class A common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Class A common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Class A common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Class A common stock short and deliver shares of Class A common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Class A common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Class A common stock, issuable upon conversion of the Notes, owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Class A common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Class A common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Class A common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in market-making activities with respect to the shares of Class A common stock. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $73,658 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

We have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our Class A common stock, par value $0.0001 per share.

The general terms and provisions of our Class A common stock are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by express reference to, the provisions of our Second Amended and Restated Certificate of Incorporation (our “Charter”) and our Second Amended and Restated Bylaws (our “Bylaws”). Our Charter and our Bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our Charter and our Bylaws for additional information before you buy any of our Class A common stock. See “Where You Can Find More Information; Incorporation by Reference.”

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of Class A common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of November 22, 2021, there were 81,307,550 shares of our Class A common stock outstanding.

Our board of directors (the “Board of Directors”) has authority at any time and from time to time to issue preferred stock of one or more series and, in connection with the creation of each such series, to fix the voting rights (if any), designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of such series to the full extent permitted by our Charter and the laws of the State of Delaware.

Dividends

Subject to applicable law and any preferential rights of the holders of any then-outstanding shares of any series of preferred stock, holders of our Class A common stock are entitled to receive such dividends, if any, as from time to time may be declared by our Board of Directors. The declaration of dividends on our Class A common stock is a business decision to be made by our Board of Directors in its discretion from time to time based upon our revenues and earnings, if any, capital requirements and general financial condition, as well as the provisions of the Delaware General Corporation Law (“DGCL”) affecting the payment of dividends and distributions to stockholders and any other factors as our Board of Directors may consider relevant.

Voting Rights

Subject to applicable law or the resolution or resolutions of our Board of Directors providing for the issue of any series of preferred stock, the holders of outstanding shares of our Class A common stock shall exclusively possess voting power for the election of directors and for all other matters to be voted on by stockholders. Each holder of our Class A common stock is entitled to one vote for each share of Class A common stock standing in its name. Unless otherwise required by applicable law, any action at a meeting at which a quorum is present will be decided by a majority of the votes properly cast, except the election of directors will be decided by a plurality of votes cast. Our Charter does not provide for cumulative voting for the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, after payment in full of the preferential amounts, if any, to be distributed to the holders of any then-outstanding shares of preferred stock having a preference over our common stock, the holders of our Class A common stock shall be entitled to share, ratably according to the number of shares of Class A common stock held by them, in all remaining assets of the Company available for distribution to our stockholders.

Preemptive or Other Rights

Holders of our Class A common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Class A common stock.

Fully Paid and Nonassessable

All outstanding shares of our Class A common stock are fully paid and not liable to any further call or assessments by us.

Certain Anti-Takeover Provisions

Our Charter, our Bylaws and the DGCL contain certain provisions that could delay or make more difficult an acquisition of control of us that is not approved by our Board of Directors, whether by means of a tender offer, open-market purchases, a proxy contest or otherwise. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of us, even though such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions also may have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors. Set forth below is a description of various provisions contained in our Charter, our Bylaws and the DGCL that could impede or delay an acquisition of control of us that our Board of Directors has not approved. This description is intended as a summary only and is subject to, and qualified in its entirety by reference to, our Charter and our Bylaws, as well as the DGCL.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. In general, Section 203 provides that a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders may not engage in various business combination transactions with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

a.	our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder prior to the time that stockholder became an interested stockholder;

b.	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned (i) by persons who are directors and also officers and (ii) by certain employee stock plans); or

c.	at or subsequent to such time the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, a “business combination” is broadly defined to include (i) any merger or consolidation of the corporation or any of its direct or indirect majority-owned subsidiaries with the interested stockholder; (ii) any sale, lease or other disposition (except proportionally as a stockholder of the corporation) to or with the interested stockholder of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation, which assets have a market value equal to 10% or more of either the aggregate market of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation or by any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or of such subsidiary to the interested stockholder; (iv) subject to certain exceptions, any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries which has the effect of increasing the proportionate share of the stock of any class or series of the corporation or of any such subsidiary which is owned by the interested stockholder; and (v) subject to certain exceptions, any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary. In general, an “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person.

The DGCL permits a corporation to “opt out” of, or choose not to be governed by, the restrictions in Section 203 of the DGCL by expressly stating so in its original certificate of incorporation (or in a subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). However, neither our Charter nor our Bylaws contains a provision electing to opt out of Section 203.

Advance Notice Requirements

Stockholders wishing to nominate persons for election to our Board of Directors at an annual meeting or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other procedures and requirements set forth in our Bylaws. Likewise, if our Board of Directors has (or if stockholders, in compliance with certain provisions of our Bylaws, have) determined that one or more directors shall be elected at a special meeting of stockholders, stockholders wishing to nominate persons for election to our Board of Directors at such special meeting must comply with certain advance notice and other procedures and requirements set forth in our Bylaws.

Special Meetings

Our Bylaws provide that, subject to the rights of the holders of any then-outstanding shares of any series of preferred stock, a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Such meetings may not be called by any other person.

Number of Directors; Board Vacancies

Our Charter provides that the number of directors shall be fixed from time to time exclusively by our Board of Directors pursuant to a resolution adopted by a majority of our Board of Directors; however, the number of directors is eight (8). Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Each director so appointed shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, or until such director’s earlier death, removal or resignation.

Classified Board

Our Charter provides that our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board.

Additional Authorized Shares of Capital Stock

The additional shares of authorized common stock and preferred stock available for issuance under our Charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Amendments to Bylaws

Our Board of Directors may adopt, amend, alter or repeal our Bylaws, except with respect to the indemnifications provisions under Article VIII. Stockholders may adopt, amend, alter or repeal our Bylaws upon obtaining (i) the affirmative vote of the holders of at least a majority of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and (ii) any other vote of the holders of any class or series of capital stock of the Corporation required by applicable law, our Charter or our Bylaws; provided, however, that an amendment with respect to the indemnifications provisions under Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Company.

No Written Consent of Stockholders

Our Charter and our Bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter limits the liability of its officers and directors and provides that the Company will indemnify its officers and directors, in each case, to the fullest extent permitted by the DGCL.

Stock Exchange Listing

Our shares of Class A common stock are listed on The Nasdaq Capital Market under the symbol “SFT.”

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Jenner & Block LLP, New York, NY.

EXPERTS

The consolidated financial statements of Shift Technologies, Inc. appearing in Shift Technologies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements) which is incorporated by reference herein and elsewhere in the registration statement. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website on the “Investor Relations” page at www.shift.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement (other than those documents or the portions of those documents not deemed to be filed).

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 19, 2021.

●	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2021.

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 14, 2021, August 11, 2021 and November 12, 2021.

●	Our Current Reports on Form 8-K filed with the SEC on February 3, 2021, March 15, 2021, April 6, 2021, April 22, 2021, May 26, 2021, June 2, 2021, June 2, 2021, June 10, 2021, September 30, 2021 and November 5, 2021.

●	The description of our Common Stock contained in our Registration Statement on Form 8-A, dated March 18, 2019, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Shift Technologies, Inc.

290 Division Street, Suite 400

San Francisco, California 94103-4234

(650) 246-9966

Attn: Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable in connection with the sale of the shares of common stock being registered hereby. Except as otherwise noted, the registrant will pay all of the costs and expenses set forth in the following table. All amounts shown below are estimates, except the SEC registration fee:

SEC registration fee	$8,658
Legal fees and expenses	$40,000	*
Accounting fees and expenses	$20,000	*
Miscellaneous expenses	$5,000	*
Total	$73,658

*	Estimated

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our second amended and restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our second amended and restated bylaws provide for indemnification of our directors and officers to the maximum extent permitted by applicable law.

The right to indemnification conferred by our second amended and restated bylaws also includes the right to be paid the expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding in advance of its final disposition, provided, however, that if the Delaware law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer shall be made only upon the Company’s receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified for such expenses under our second amended and restated bylaws, or otherwise.

In addition, the Company entered into indemnification agreements with each of its directors and certain of its officers. These agreements require us to indemnify such persons to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the registrant, and to advance expenses incurred as a result of any action, suit, or proceeding against them as to which they could be indemnified.

The Company has in effect insurance policies for general officers’ and directors’ liability insurance covering all of its officers and directors.

Item 16. Exhibits and Financial Statement Schedules

See the Exhibit Index on the page immediately preceding the signature page for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the registrant is relying on Rule 430B,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 29, 2020, by and among Insurance Acquisition Corp., IAC Merger Sub, Inc., and Shift Technologies, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 29, 2020, File No. 001-38839).+
2.2	First Amendment to Agreement and Plan of Merger, dated August 19, 2020, by and among Insurance Acquisition Corp., IAC Merger Sub, Inc., and Shift Technologies, Inc. (incorporated by reference to Exhibit 2.2 to the Amendment No. 5 to Form S-4 filed on September 23, 2020, File No. 333-239896, which is included as Annex A).+
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 14, 2020).
3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on October 14, 2020).
4.1	Stockholders Letter Agreement, dated October 13, 2020, by and among the Company and certain former stockholders of Shift identified on the signature pages thereto (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on October 14, 2020).
4.2	Sponsor Letter Agreement, dated October 13, 2020, by and among the Company, Insurance Acquisition Sponsor, LLC and Dioptra Advisors, LLC (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed on October 14, 2020).
4.3	Indenture, dated as of May 27, 2021, among Shift Technologies, Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 1, 2021).
4.4	Form of Global Notes representing the Notes (included in Exhibit 4.3)
4.5	Placement Unit Subscription Agreement, dated March 19, 2019, by and between the Company and Insurance Acquisition Sponsor, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on March 25, 2019).
4.6	Placement Unit Subscription Agreement dated March 19, 2019, by and between the Company and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on March 25, 2019).
4.7	Investment Management Trust Agreement dated March 19, 2019, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 25, 2019).
4.8	Loan Commitment Agreement, dated March 19, 2019, by and between the Company and Insurance Acquisition Sponsor, LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on March 25, 2019).
4.9	Form of Promissory Note between the Company and Insurance Acquisition Sponsor, LLC (included in Exhibit 10.7) (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on March 25, 2019).
4.10	Promissory Note issued by the Company to Cohen & Company, LLC, dated May 21, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 21, 2020).
4.11	Voting Agreement dated as of July 1, 2020, by and among the Company, certain stockholders of the Company, Insurance Acquisition Sponsor, LLC, Dioptra Advisors, LLC, Shift Technologies, Inc. and the Shift Technologies, Inc. stockholders identified on the signature pages thereto (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 filed on July 17, 2020).

4.12	Amended and Restated Delayed Draw Term Loan Agreement, dated October 18, 2019, by and among Shift Technologies, Inc., Shift Operations LLC, Shift Finance, LLC, and Lithia Motors, Inc. (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to the Registration Statement on Form S-4 filed on September 3, 2020).
4.13	Loan and Security Agreement, dated October 11, 2018, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the Registration Statement on Form S-4 filed on September 3, 2020).
4.14	Amendment Number 1 to Loan and Security Agreement, dated February 14, 2019, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the Registration Statement on Form S-4 filed on September 3, 2020).
4.15	Amendment Number 2 to Loan and Security Agreement, dated September 24, 2019, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC (incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the Registration Statement on Form S-4 filed on September 3, 2020).
4.16	Amendment Number 3 to Loan and Security Agreement, dated November 29, 2019, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC (incorporated by reference to Exhibit 10.26 to Amendment No. 2 to the Registration Statement on Form S-4 filed on September 3, 2020).
4.17	Amendment Number 4 to Loan and Security Agreement, dated April 17, 2020, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC (incorporated by reference to Exhibit 10.27 to Amendment No. 2 to the Registration Statement on Form S-4 filed on September 3, 2020).
4.18	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 29, 2020).
4.19	Amended and Restated Registration Rights Agreement, dated October 13, 2020, by and among Insurance Acquisition Sponsor, LLC, Dioptra Advisors, LLC, Cantor Fitzgerald & Co. and certain initial stockholders of IAC identified on the signature pages thereto (incorporated by reference to Exhibit 10.33 to the Current Report on Form 8-K filed on October 14, 2020).
4.20	Amendment Number 5 to Loan and Security Agreement, dated September 29, 2020, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K on March 19, 2021).
4.21	Amendment Number 6 to Loan and Security Agreement, dated December 21, 2020, by and among U.S. Bank National Association, Shift Technologies, Inc., and Shift Operations LLC (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K on March 19, 2021).
4.22	Registration Rights Agreement, dated as of May 27, 2021, by and among Shift Technologies, Inc. and the initial purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 1, 2021).
5.1†	Opinion of Jenner & Block LLP
23.1†	Consent of Deloitte & Touche LLP
23.2†	Consent of Jenner & Block LLP (included in Exhibit 5.1)
24.1†	Power of Attorney (included on the signature page to this Registration Statement on Form S-3).

†	To be filed as an exhibit to this registration statement.

+	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 22, 2021.

SHIFT TECHNOLOGIES, INC.

/s/ George Arison
George Arison
Co-Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Arison and Oded Shein, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in persons, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ George Arison	Co-Chief Executive Officer and	November 22, 2021
George Arison	Chairman of the board of directors (co-principal executive officer)

/s/ Toby Russell	Co-Chief Executive Officer	November 22, 2021
Toby Russell	(co-principal executive officer)

/s/ Oded Shein	Chief Financial Officer	November 22, 2021
Oded Shein	(principal financial officer and principal accounting officer)

/s/ Victoria McInnis	Director	November 22, 2021
Victoria McInnis

/s/ Kellyn Smith Kenny	Director	November 22, 2021
Kellyn Smith Kenny

/s/ Jason Krikorian	Director	November 22, 2021
Jason Krikorian

/s/ Emily Melton	Director	November 22, 2021
Emily Melton

/s/ Adam Nash	Director	November 22, 2021
Adam Nash

/s/ Manish Patel	Director	November 22, 2021
Manish Patel